Exhibit 99.1

TAOWEAVE ISSUES SHAREHOLDER LETTER

DENVER, CO - (BUSINESS WIRE) June 17, 2026 - TaoWeave, Inc. (Nasdaq: TWAV) today announced it issued a letter to TaoWeave’s shareholders from its President and CEO, Peter Holst.

To our shareholders,

This letter is about TaoWeave's evolution from a company that invested in the Bittensor ecosystem to one that is building within it. Over the past year, we moved from studying decentralized AI infrastructure as investors to identifying what we believe is a compelling commercial application of it. That work culminated in our investment in Manako Labs and our North American commercialization partnership for its AI-powered computer vision platform. I want to explain how we got here, why we made this decision, and what comes next.

One year ago, TaoWeave entered the Bittensor ecosystem as a treasury investor because we believed decentralized AI infrastructure could become a foundational layer for a new generation of enterprise AI applications. While our conviction in that vision remains unchanged, our experience operating within the ecosystem led us to a broader conclusion:

Long-term value creation would likely come not only from owning the infrastructure, but from identifying and supporting businesses being built on top of it.

What follows was not the precise path we envisioned a year ago. It is, however, where our experience led us. Being inside the ecosystem, rather than merely holding the token, gave us a perspective we could not have developed from the outside. Over roughly eight months, we evaluated approximately 30 teams building applications on Bittensor. Through that process, we gained a clearer view of where this infrastructure intersected with genuine enterprise demand. That work led us to a decision. We resolved to put our ecosystem knowledge, our capital, and our public-company platform behind a specific commercial application of the technology and to begin building an operating business around it.

The application is far simpler to describe than the infrastructure beneath it. Businesses today operate enormous numbers of cameras across fuel stations, factories, warehouses, and stores, and those cameras record everything yet understand almost nothing.

They watch, but they do not act.

The opportunity is to turn that existing, already installed camera infrastructure into something that recognizes events as they occur and alerts an operator in real time, without replacing hardware or hiring specialized staff.

In May 2026, we invested $1 million in Manako Labs Ltd., a UK-based AI company, and secured a multi-year role as its commercialization partner for the United States and Canada. Under that arrangement, we participate in the revenue we help generate across North America whether we close a customer directly, source one, or help build the market around the platform. We deliberately chose Manako and at a specific moment in its development. The platform remains in early deployment, with testing underway at initial customer sites rather than broad commercial availability. What drew us was not a finished product, but evidence that enterprises were already asking to run pilots and proof-of-concept engagements. Our capital is intended to help meet that demand by funding additional engineering and product development as the platform progresses toward broader commercial readiness.

I want to be equally clear about where this stands today, and to set expectations responsibly. The work of turning early enterprise interest into signed, recurring revenue lies ahead of us, not behind us. The platform is still maturing, and meaningful revenue in our territory is something we expect to measure over the coming quarters rather than weeks. I would sooner frame that timeline conservatively now than overstate it and disappoint you later. What gives me confidence is not a forecast, but the demand we can already see.

Rather than forecast particular deals or timelines, I would point you instead to the milestones against which we intend to report as the year unfolds. These include progress toward general availability, the conversion of pilot and proof-of-concept activity into customer agreements, and the development of our North American commercial pipeline. We expect to provide our first substantive progress update alongside our second-quarter results in August, and to report each signed North American customer agreement as it occurs. We will continue to manage our balance sheet and treasury prudently to support this transition, and we expect to communicate progress regularly.

Over the longer term, our work within the Bittensor ecosystem may open further opportunities to build rather than merely to distribute. Those are chapters to be earned rather than promised, and only once the commercial business described here is firmly established. We entered this ecosystem as investors because we believed in the infrastructure. We are working to build on that foundation as operators because we found an application, and a team, that we believe are worth building around. The past year has been a humbling one, and I will not pretend otherwise. Yet for the first time since we made our initial investment in TAO, an increasing share of our future will depend on execution in a product and market we can help build and influence, rather than solely on factors outside our control. That is the change worth understanding, and it is the one we intend to deliver against.

Thank you for your patience and continued trust.

Sincerely,

   /s/ Pete Holst

Peter Holst

President & Chief Executive Officer, TaoWeave, Inc.

Forward-Looking Statements and Risk Factors

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that TaoWeave assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. TaoWeave’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to TaoWeave’s commercialization partnership with Manako and anticipated revenue opportunities, customer adoption and the market opportunity of Physical AI technologies, and future development of proprietary AI infrastructure and participation in the Bittensor ecosystem. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. Digital assets are highly volatile, and actual results may differ materially due to price fluctuations, regulatory changes, technological risks, or other factors described in the Company’s SEC filings. The Company’s concentration in TAO tokens represents significant market risk. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2025, the Company’s Form 10-Q filed on May 15, 2026, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause TaoWeave’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@taoweave.com

(213) 683-8863 ext. 5